Exhibit 10.1

AMENDMENT NO. 1

TO THE

PENNSYLVANIA REAL ESTATE INVESTMENT TRUST

AMENDED AND RESTATED 2018 EQUITY INCENTIVE PLAN

WHEREAS, Pennsylvania Real Estate Investment Trust (“PREIT”) established the Pennsylvania Real Estate Investment Trust Amended and Restated 2018 Equity Incentive Plan (the “Plan”) to award certain equity-based benefits to certain of the non-employee trustees and officers and other key employees of the Trust and certain of its affiliates;

WHEREAS, pursuant to Section 9 of the Plan, the Board of Trustees of PREIT may amend the Plan, subject to certain inapplicable limitations, at any time; and

WHEREAS, the Board, in action taken on March 31, 2021, authorized the amendment of the Plan as set forth below to allow for the granting of restricted stock units subject to restrictions other than performance goals (such as continued employment);

NOW THEREFORE, effective as of January 1, 2021, the Plan is hereby amended as follows:

1.     Section 7.4 of the Plan is hereby amended in its entirety to read as follows:

7.4    Performance Shares, RSUs, and PSUs.

(a)    Grant. The Committee may grant Performance Shares to any Key Employee or Non-Employee Trustee, conditioned upon the meeting of designated Performance Goals. The Committee may grant RSUs to any Key Employee or Non-Employee Trustee, subject to any vesting requirements as the Committee shall determine such as continued employment or the meeting of designated Performance Goals. For purposes of this Section 7.4, RSUs that are subject to the meeting of designated Performance Goals shall be referred to as “PSUs.” The Committee shall determine the number of Performance Shares or RSUs (including PSUs) to be granted.

(b)    Nature of RSUs. An RSU entitles the grantee to receive, with respect to each RSU that vests in accordance with subsection (c) or Section 8.4, one Share, cash equal to the Fair Market Value of a Share on the date of vesting, or a combination thereof as determined by the Committee and set forth in the Award Agreement. Any fractional RSU shall be payable in cash.

(c)    Vesting.

(i)    Performance Period and Performance Goals. When Performance Shares or PSUs are granted, the Committee shall establish the performance period during which performance shall be measured, the Performance Goals, and such other conditions of the Award as the

Committee deems appropriate. At the end of each performance period, the Committee shall determine to what extent the Performance Goals and other conditions of the Award have been met.

(ii)    RSUs Other Than PSUs. With respect to RSUs that are not PSUs, the Committee shall determine when such RSUs shall vest and any conditions (such as continued employment) that must be met in order for such RSUs to vest at the end of the applicable restriction period. The Committee may at any time accelerate the time at which the restrictions on all or part of the RSUs (other than PSUs) shall lapse.

(d)    Delivery of Performance Shares. To the extent the Performance Shares are earned as determined under subsection (c), the Shares will cease to be restricted Shares for purposes of the Plan and shall be delivered.

(e)    Settlement of RSUs. To the extent the RSUs (including PSUs) are earned as determined under subsection (c), such RSUs may be settled in cash or Shares, as determined by the Committee and set forth in the Award Agreement and shall be made no later than the end of the Short-Term Deferral Period, except to the extent such delivery of Shares or cash (as applicable) is deferred pursuant to a deferral arrangement that complies with the requirements of Code Section 409A and the final regulations issued thereunder or any amendment thereof or successor thereto.

(f)    Dividend Equivalents. Any grant of Performance Shares or RSUs (including PSUs) may provide for the payment to the Participant of dividends and DERs thereon in cash or additional Shares, provided, however, that the Award Agreement shall provide that the Participant shall not receive any dividends or DERs unless and until such time as the Performance Shares or RSUs are earned and paid, and provided further that if the payment or crediting of dividends and DERs is in respect of an Award that is subject to Code Section 409A, then the payment or crediting of such dividends and DERs shall conform to the requirement of Code Section 409A and such requirements shall be specified in writing.

2.     Section 8.4(i) of the Plan is hereby amended to read as follows:

“(i) accelerate, in whole or in part, the date on which any or all Options and SARs become exercisable and/or the date on which any or all and Restricted Shares and RSUs with time-based vesting become vested, but only if the Option, SAR, Restricted Share or RSU is not assumed by the surviving or successor entity;”

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IN WITNESS WHEREOF, the Trust has caused these presents to be duly executed this 31st day of March, 2021.

PENNSYLVANIA REAL ESTATE INVESTMENT TRUST

By	/s/ Lisa M. Most
Its Executive Vice President, General Counsel & Secretary